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Exhibit 10.4

(LOGO) SANPAOLO IMI

BASILICATA REGION
Business Production and Political Activities Department
Programmes and Incentives Office
Via Anzio, 44
85100 POTENZA

Bollate, 17th January 2002

Guarantee No. 07083/8200/172588

CONSIDERING THAT:

  •
  the Basilicata Region, in carrying out the Institutional Agreement of 05/01/2000 for the use of funds as per CIPE Resolution No. 120/99 of 30/06/1999 translated into law with the Regional Council resolution No. 1393 of 29/02/2000 has granted, in a provisional manner, with an Executive Order no. 73C.2001/D. 268 of 29/03/2001 to Biosearch Manufacturing Srl a grant of Lire [*] = (Euro [*]) for the implementation of an [*] in the Industrial Area of the Basento Valley;

  •
  on such a grant [*] and that Biosearch Manufacturing Srl is required, in accordance with the Basento Valley Tender Call, art. 14, to present a guarantee to the Basilicata Region for [*] to be issued by way of [*];

  •
  that with a decree of the Treasury Ministry of 22/04/1997, published in the Official Gazette of the Italian Republic No. 96 of 26/04/97 the Guarantee scheme provided for by Art. 56, paragraph 2, of Law no. 52 of 6th February has been approved, and that this deed is in conformity with the above-mentioned scheme;

  •
  that the amount to be guaranteed is Lire [*] (Euro [*]) corresponding to [*]% of the grant given as specified above and with the exceptions specified later in this deed;

      Having stated all this
      which forms an integral part of this deed

        The underwritten ISTITUTO BANCARIO SAN PAOLO DI TORINO—ISTITUTO MOBILIARE ITALIANO SPA, (hereafter "Bank" in short), registered office in Turin, registered in the Turin business register under No. 5084.9.0 in the Bank Register at the Bank of Italy, through the underwritten Mr LIVIO VOGLIOTTI, born on 16/07/52 in Verolengo (Turin) in his capacity as Officer,

  Declares

To appoint itself as guarantor, as this deed states, on behalf of Biosearch Manufacturing Srl, hereafter indicated by the name of Biosearch Srl, and in favour of the Basilicata Region, hereafter called Administration in short, up to the amount of Euro [*] ([*] Euros and [*] cents), in addition to what is specified later.

1.
It undertakes irrevocably and unconditionally to pay the Administration the amount guaranteed with the deed herein should Biosearch Manufacturing Srl fail to refund the same amount within [*] of the date of the receipt of the special notice sent by the Administration itself, in the event of an improper use of the advanced funds.

  The amount of the repayment will be automatically increased by the interest due for the period between the date of the issue and that of the repayment, calculated at the so-called TUR (Reference Interest) rate;

        [*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.
It undertakes to make the repayment of the amount guaranteed upon the first and simple written request and, anyway, no later than [*] after the receipt of the special request, formulated with the indication of non-compliance on the part of the Administration, a copy of which is also sent to the contracting party. The request shall not be opposed with any exception by the Bank, even in the event of opposition by Biosearch Manufacturing Srl or by any other subjects that may be involved or even in the event that Biosearch Manufacturing Srl has declared its bankruptcy in the meantime, or has become the subject of bankruptcy proceedings or put into liquidation;

3.
It accepts that in the demand for repayment made by the Administration, the sums due must be paid to the Treasury of the Basilicata Region at Banca Mediterranea, Potenza branch, by crediting current account [*], specifying the reason for payment, and by informing the Basilicata Region—Business Production and Political Activities Department—Programmes and Incentives Office—of the payment made;

4.
It specifies that this guarantee is effective until the implementation of the plan of the investments for which the grant has been made, with the exception of the partial redemptions which can be arranged on the basis of checks carried out by the Administration itself, confirming the technical and administrative conformity of the activities carried out in connection with the grant deed, and anyway cannot be redeemed before the implementation of the guaranteed expenditure has been ascertained by the Basilicata Region;

5.
It waives formally and expressly the benefit of prior examination as per Art. 1944 of the Civil Code, wanting and intending to remain jointly and severally liable with Biosearch Manufacturing Srl and waives from now the right to oppose the deadline as per Article 1957 of the Civil Code;

6.
It expressly agrees that this guarantee will be deemed to be tacitly accepted by the Administration in the event that, within [*] of its delivery, it is not communicated to Biosearch Manufacturing Srl that the guarantee itself is not deemed valid.

SANPAOLO IMI SPA
BOLLATE BRANCH OFFICE

Vogliotti Livio

Biosearch Manufacturing Srl
Costantino Ambrosio

/s/ Costantino Ambrosio

AUTHENTICATION

        I, the undersigned, Manuela Magaglio, Notary Public resident in Bollate, registered in the Milan Notary Public Register, certify the authenticity of the signature above that has been appended in my presence and seen by the signatory as per above who has renounced, with my consent, to the assistance of the texts and of whose personal identity, qualification and powers, I notary public am certain:

  •
  Vogliotti Livio, born in Verolengo on 16th July 1952, domiciled for the position indicated above, employed as Executive of the Bollate Branch of "SANPAOLO IMI S.p.A. registered office in Turin, Piazza San Carlo No. 156, by virtue of proxy deed to sign deeds and contracts on 15th November 2001 No. 82688/8997 on the Index of Notary Public Bazzoni of Turin, registered in Turin on 16th November 2001.

  Bollate, Via Caduti Bollatesi No. 38—the seventeenth day of January two thousand two.

(Manuela Magaglio's stamp and signature)

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  Exhibit 10.4
AUTHENTICATION